Exhibit 10.1


                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT ("Agreement") is dated effective September 18, 2006, by and between AMREP SOUTHWEST, INC., a New Mexico corporation ("Borrower"), and COMPASS BANK, ("Bank").

                                   SECTION ONE
                                   -----------
                                  CREDIT TERMS
                                  ------------

     SECTION 1.1. LINE OF CREDIT.

     (a) Line of Credit.  Subject to the terms and conditions of this Agreement,
         --------------
Bank hereby agrees to make advances to Borrower from time to time up to and including September 17, 2008, not to exceed at any time the aggregate principal amount of TWENTY FIVE MILLION Dollars ($25,000,000.00) ("Line of Credit"), the proceeds of which shall be used for Borrower's working capital and general corporate purposes. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of the date of this Agreement ("Line of Credit Note") (to include any amendment, modification, renewal, or replacement thereof), all terms of which are incorporated herein by this reference. The maturity date of the Line of Credit and the Line of Credit
Note is September 17, 2008, the "Maturity Date."

     (b) Borrowing,  Repayment,  and  Limitation  Based  on  Minimum  Net Worth.
         -----------------------------------------------------------------------
Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein and in the Line of Credit Note; provided however, that: the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount of:
          i) $25,000,000 while Borrower's Minimum Tangible Net Worth is not less than $37,500,000, and
          ii) $20,000,000 if the Borrower's Minimum Tangible Net Worth is less than $37,500,000 but not less than $30,000,000.
Bank shall not be obligated to make or fund any advance requested by Borrower if Borrower's Minimum Net Worth is less than $30,000,000 or if an event of default as defined herein has occurred. Minimum Tangible Net Worth is defined in Section 4.6, below.

     (c) Letter of Credit Subfeature.  As a subfeature under the Line of Credit,
         ---------------------------
Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue one or more standby letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the aggregate unfunded amount of all outstanding Letters of Credit shall not at any time exceed Five Million Dollars ($5,000,000.00). The form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion. Each Letter of Credit shall be issued for a term as designated by Borrower; provided however, that no Letter of Credit shall have an expiration date subsequent to the maturity date of the Line of Credit. The unfunded amount of all Letters of Credit shall be reserved under the Line of Credit and shall reduce the amount which is available for borrowings thereunder. No interest shall accrue on the unfunded amount of any Letter of Credit. Each

Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreement required by Bank when issued, including any application and any related documents required by Bank in connection with the issuance thereof. Each drawing paid under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any drawing is paid, then Borrower shall immediately pay to Bank the full amount drawn, together with interest thereon from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any account maintained by Borrower with Bank for the amount of any such drawing.

     SECTION 1.2. INTEREST/FEES.

     (a) Interest. The outstanding principal balance of the Line of Credit shall
         --------
bear interest, and the amount of each drawing paid under any Letter of Credit shall bear interest from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest set forth in the Line of Credit Note or other instrument or document executed in connection therewith.

     (b) Computation  and Payment.  Interest shall be computed on the basis of a
         ------------------------
360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in each promissory note or other instrument or document required hereby.

     (c) Documentation   Fee.   Borrower   shall  pay  to  Bank  at  closing  a
         -------------------
non-refundable documentation fee of $1000.

     (d) Unused Commitment Fee. Borrower shall pay to Bank a fee equal to 00.25%
         ---------------------
per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the line of credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears within ten (10) days after each billing is sent by Bank. Any portion of the Revolving Credit utilized for a Standby Letter of Credit will count as a used portion when calculating the Unused Fee. Such fee is waived in any quarter during which the outstanding principal balance of the Revolving Line of Credit Note for such quarter exceeds $10,000,000.

     (e) Letter of Credit Fees.  Borrower shall pay to Bank:  (i) a fee upon the
         ---------------------
issuance of each Letter of Credit equal to 0.95% per annum (computed on the basis of a 360-day year, actual days of term) of the face amount thereof, but in no event less than $250.00 for such Letter of Credit, and (ii) fees for each draw, payment, or negotiation of each drawing or payment under any Letter of Credit and fees upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the fronting transfer, amendment, negotiation or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.

     SECTION 1.3 EXTENSION REQUEST. Borrower may request, prior to any Maturity Date, that Bank extend the Maturity Date for an additional period of time so that the resulting maturity will be 24 months from the date any such extension. If such request is made, Bank will evaluate such request in accordance with its then applicable credit and other underwriting standards. Bank may in its sole discretion grant such request but is not required or obligated to grant such extension if requested, nor required to offer an extension on any then existing rates or other terms.


                                   SECTION TWO
                                   -----------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

     SECTION 2.1. CORPORATE STATUS. The Borrower is a duly organized and validly existing corporation in good standing and duly authorized to carry on its business in the State of New Mexico as now conducted and to enter into and perform its obligations under this Agreement and each of the Loan Documents.

     SECTION 2.2. MAINTENANCE OF STATUS. The Borrower will maintain its existence as a corporation which is duly authorized to do business in the State of New Mexico, will comply with all statutes and rules and regulations applicable to its organization and existence and its business in New Mexico or elsewhere.

     SECTION 2.3. DUE AUTHORIZATION. The execution, delivery and performance by the Borrower of this Agreement and each promissory note and other document required hereby (the "Loan Documents") have been duly authorized by all necessary corporate action by the Borrower and its Board of Directors.

     SECTION 2.4. VALIDITY AND BINDING EFFECT. The Loan Documents have been duly and validly executed, issued and delivered by the Borrower and constitute valid and legally binding obligations of the Borrower, enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency, reorganization or other similar laws related to or affecting enforcement of creditors' rights.

     SECTION 2.5. COMPLIANCE. The execution and delivery by the Borrower of the Loan Documents and compliance by the Borrower with the terms thereof will not violate (i) any law or regulation, including but not limited to any securities law or regulation, (ii) Borrower's organizational documents, or (iii) any other instrument or agreement binding upon the Borrower.

     SECTION 2.6 INCOME TAX RETURNS. At the time of execution of this Agreement, Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

     SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

     SECTION 2.8. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no

Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

     SECTION 2.9. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, in excess of $300,000.00.

     SECTION 2.10. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

     SECTION 2.11. ACCURACY OF REPRESENTATIONS. No certificate, statement, document, valuation, financial or other information delivered by or on behalf of Borrower to the Bank in connection herewith or in connection with the Loan contains any untrue statement of a material fact or fails to state any material fact necessary to keep such information from being misleading. Borrower represents and warrants all financial and other information hereafter furnished to the Bank will be materially accurate and complete and acknowledges that such information will be submitted to the Bank with the intent that the Bank will rely upon such information.

     SECTION 2.12. SOLVENCY. The Borrower is solvent, and has no actual knowledge that there are any proceedings, pending or threatened, against it, which could materially adversely affect its financial condition or its ability to timely perform all obligations, nor are there any governmental or any judicial proceedings of any kind pending or threatened against it except as disclosed to the Bank in writing prior to closing.

     SECTION 2.13. NO MISREPRESENTATION. No certificate, statement, information or documents delivered by or on behalf of borrower, to the Bank in connection with this Agreement or in connection with the Loan contains any untrue statement of a material fact or fails to state any material fact necessary to keep the statements contained in this Agreement from being misleading.

                                  SECTION THREE
                                  -------------
                                   CONDITIONS
                                   ----------

     SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend the initial credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

     (a) Approval of Bank Counsel. All legal matters incidental to the extension
         ------------------------
of credit by Bank shall be satisfactory to Bank's counsel.

     (b) Documentation.  Bank  shall  have  received,  in  form  and  substance
         -------------
satisfactory to Bank, each of the following, duly executed:

         (i) This Agreement and each promissory note or other instrument or document required hereby.
         (ii)  Resolution authorizing borrowing.
         (iii) Such other documents as Bank may require under any other Section of this Agreement, including Borrower's organizational documents.

     SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

     (a) Compliance.  The representations and warranties contained herein and in
         ----------
each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

     (b) Documentation.  Bank shall have received all additional documents which
         -------------
may be required in connection with such extension of credit.

                                  SECTION FOUR
                                  ------------
                              AFFIRMATIVE COVENANTS
                              ---------------------

     Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

     SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately repay the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto.

     SECTION 4.2. RECORDS. The Borrower will keep accurate records, in accordance with generally accepted accounting principles, of all its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined and, at the Bank's reasonable request, make such records available for the Bank's inspection and permit the Bank to make and retain copies thereof.

     SECTION 4.3. REPORTING REQUIREMENTS. Borrower will provide the following information to Bank:

          1. Quarterly consolidated balance sheets and consolidated statements of income, retained earnings and cash flow, prepared in accordance with generally accepted accounting principles, together with calculations confirming Borrower's compliance with all financial covenants, certified by a senior financial officer of Borrower, within 60 days after the end of each quarter.

          2. Annual consolidated financial statements as described above, with an unqualified opinion from a nationally or regionally recognized independent accounting firm, together with calculations confirming Borrower's compliance with all financial covenants, certified by a senior financial officer of Borrower, within 120 days after the end of each fiscal year.

          3. Projections of consolidated financial statements for each fiscal year through the maturity date of the Revolving Credit facility, no later than 60 days after the first day of the fiscal year.

          4. Copy of quarterly 10Q Report for AMREP Corporation within 30 days of filing.

          5. Copy of Annual 10K Report for AMREP Corporation within 30 days of filing.

          6.   All other information reasonably requested by the Bank.

     SECTION 4.4. INSURANCE. Maintain fire and other risk insurance, public liability insurance, and such other insurance as the Bank may require with respect to Borrower's properties and operations, in form, amounts, coverages, and with insurance companies reasonably acceptable to the Bank. Borrower, upon request of the Bank, will deliver to the Bank from time to time the policies or certificates of insurance in form satisfactory to the Bank, including stipulations that coverages will not be canceled or diminished without at least ten (10) days' prior written notice to the Bank. In connection with all policies covering assets in which the Bank holds or is offered a security interest for the Loans, Borrower will provide the Bank with such loss payable or other endorsements as Bank may require. Notwithstanding the preceding provisions of this paragraph, the Bank has reviewed the Borrower's existing insurance policies, and has determined that Borrower's existing insurance coverage is acceptable to the Bank for the purposes of this Loan and that the Bank will not require any additional insurance coverage from Borrower during the term of this Loan, unless an event of default has occurred.

     SECTION 4.5. IMPOSITIONS. The Borrower will comply with all legal requirements and will pay all taxes, assessments, governmental charges and other obligations which, if unpaid, might become a lien against the Borrower's property, except liabilities being contested in good faith and against which, if requested by the Bank, the Borrower will set up reserves to satisfy such obligations as they become due.

     SECTION 4.6. MINIMUM TANGIBLE NET WORTH. Borrower will maintain at all times a Minimum Tangible Net Worth at the end of each fiscal quarter, beginning with the quarter ending 10/31/06, of not less than Thirty Million Dollars ($30,000,000.00). Tangible Net Worth means stockholder's equity minus the aggregate of any treasury stock, any intangible assets and any obligations due from stockholders, employees and/or affiliated entities.

     SECTION 4.7. NOTICE TO BANK OF ADVERSE CLAIMS. The Borrower will promptly notify the Bank of (i) any litigation or any claim or controversy which might be the subject of litigation against the Borrower, if such litigation or potential litigation might, in the event of an unfavorable outcome, have a material adverse effect on Borrower's financial condition or might cause an Event of Default; (ii) any material adverse change in the financial condition or business of the Borrower, (iii) any other matter which in the opinion of the Borrower might materially adversely affect the financial condition of the Borrower; and
(iv) the occurrence of any Event of Default. As used in this paragraph, the terms "material adverse effect," "material adverse change" and "materially adversely affect" shall refer to an event which potentially could cause the Borrower to be in violation of the Loan Agreement.

     SECTION 4.8. NO CHANGE OF OWNERSHIP/CONTROL. No change of Borrower's present majority ownership by, or control by, its parent company AMREP Corporation shall occur.

     SECTION 4.9. TAXES AND REPORTS. Borrower's tax returns that are or were required to be filed, have been filed, and all taxes and any property assessments or similar governmental charges, have been paid in full, except any currently being contested in good faith were adequate reserves have been provided and written disclosure of such contest has been made to Bank.


                                  SECTION FIVE
                                  ------------
                               NEGATIVE COVENANTS
                               ------------------

     Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

     SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Section I hereof.

     SECTION 5.2. NO ASSIGNMENT. Assign any interest, complete or partial, in this Agreement, the Line of Credit Note, the Loan, the Loan proceeds or any other Loan Documents. Any such assignment without such consent shall be void.

     SECTION 5.3. LIMITATION ON OTHER BORROWINGS AND PLEDGE OF ASSETS.

          1) obtain loans from or incur debts or obligations to third parties for working capital or similar general financing, or

          2) except as allowed below in this Section, grant or assign to any third party any liens, mortgages, security interests, or interest in any assets owned by Borrower at the effective date of this Agreement.

The restrictions of this Section do not prohibit:

               a) purchase money financing incurred by Borrower to acquire additional land secured by a lien on the land acquired,

               b) construction and permanent financing for commercial and retail construction, secured by liens on the land and improvements constructed on:

                    i) commercial parcels in Enchanted Hills, Hawk Site, or Southern Boulevard Business Park, or
                    ii) other projects or sites approved by Bank in writing.

               c) any other third party borrowing or pledge of assets to which Bank gives its prior written consent.

     SECTION 5.4. LOANS, ACQUISITIONS, GUARANTIES. Make loans or advances to third parties, or incur any liability or obligation for the benefit of any third party (whether direct, indirect, as surety, or as guarantor), except: 1)
purchase money financing for the sale of land by Borrower, 2) loans to affiliated entities, or 3) as specifically allowed by this Agreement, including
Section 5.3.


                                   SECTION SIX
                                   -----------
                                EVENTS OF DEFAULT
                                -----------------

     SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

     (a) Borrower shall fail to pay within five (5) days of the date due any amount due under the Line of Credit Note, this Agreement, any other Loan Documents, or any other agreement with Bank. Provided however, the first time in any calendar year Borrower fails to timely make a payment of principal, interest, fees or other amounts payable under any of the Loan Documents shall not be an Event of Default unless and until Bank shall give notice of nonpayment to Borrower and Borrower shall fail to make such required payment within five
(5) days of delivery of such notice.

     (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

     (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

     (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) after the expiration of any applicable time or grace period pursuant to which Borrower has incurred any debt or other liability to any person or entity, including Bank, in excess of $300,000.00.

     (e) Unless Borrower shall post a bond, which shall be in form and amount acceptable to Bank, within twenty (20) days of such event, the filing of a notice of judgment lien in excess of $300,000.00 against Borrower; or the recording of any abstract of judgment in excess of $300,000.00 against Borrower in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process in excess of $300,000.00, against the assets of Borrower; or the entry of a judgment in excess of $300,000.00 against Borrower.

     (f) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

     (g) The dissolution or liquidation of Borrower; or Borrower, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower.

     (h) Borrower's Tangible Net Worth is less than $30,000,000 at the end of any fiscal quarter.

     SECTION 6.2. REMEDIES. Upon the occurrence of any Event of Default: (a) Borrower shall not make any distributions to its parent company, Amrep Corporation unless and until the default has been cured to the satisfaction of the Bank (b) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Borrower; (c) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (d) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                  SECTION SEVEN
                                  -------------
                                  MISCELLANEOUS
                                  -------------

     SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing. Whenever the consent of Bank is required under this Agreement, the granting of such consent by Bank in any instance shall not constitute continuing consent to subsequent instances where such consent (required and in all cases such consent may be granted or withheld in the sole discretion of Bank.)

     SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

     BORROWER:           AMREP Southwest, Inc.
                         333 Rio Rancho Drive S.W., Suite 400
                         Rio Rancho, New Mexico 87124
                         Attn:  Gary Sullivan

     With a copy to:     Matthew W. Spangler, Esq.
                         P.O. Box 15698
                         Rio Rancho, New Mexico 87174-0698

     BANK:               Compass Bank
                         505 Marquette, NW
                         Albuquerque, New Mexico 87102
                         Attn:  Ron D. Smith, President

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

     SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents (to a maximum of $15,000.00), Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto; provided, however, Bank will not charge an annual, quarterly, or other periodic fee for loan administration,
(b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

     SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents and in connection therewith, the Bank may receive servicing, brokerage or other fees. In connection with such sale, assignment, transfer, negotiation or grant of participations, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, or any collateral required hereunder, but only to the extent necessary for bank purposes. Provided however, so long as no Event of Default has occurred, any such sale, assignment, transfer, or grant of participations to entities which are not Bank entities affiliated with the Bank shall be subject to Borrower's prior written approval, which shall not be unreasonably withheld or delayed. The Bank and its successors and assigns shall have no obligation to disclose to Borrower the receipt, or contemplated receipt, of any such fees, nor shall the Borrower have any claim or right to the same. In the event the Bank sells or transfers its entire interest in the Loan and the Loan Documents, the Bank or such purchaser or assignee will notify Borrower of such event within 30 days. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Bank.

     SECTION 7.5. ENTIRE AGREEMENT;AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

     SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

     SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

     SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     SECTION 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

     SECTION 7.10. . BANK/BORROWER RELATIONSHIP. The relationship between Borrower and Bank created by this Agreement is strictly a debtor and creditor relationship and not fiduciary in nature, nor is the relationship to be construed as creating any partnership or joint venture between Bank and
Borrower. Borrower is exercising Borrower's own judgment with respect to Borrower's business. All information supplied to Bank is for Bank's protection only and no other party is entitled to rely on such information. There is no duty for Bank to review, inspect, supervise or inform Borrower of any matter with respect to Borrower's business. Bank and Borrower intend that Bank may reasonably rely on all information supplied by Borrower to Bank, together with all representations and warranties given by Borrower to Bank, without investigation or confirmation by Bank and that any investigation or failure to
investigate   will  not  diminish  Bank's  right  to  so  rely.

     SECTION 7.11. INDEMNIFICATION OF BANK. Borrower agrees to indemnify, to defend and to save and hold Bank harmless from any and all claims, suits, obligations, damages, losses, liabilities, costs and expenses (including, without limitation, Bank's attorneys' fees) of any nature whatsoever that may be asserted by a third party against Bank, its officers, directors, employees, and agents, arising out of, or relating to Borrower and its relationship to Bank under this Agreement, including the lender/borrower relationship arising hereunder or the exercise of the rights and remedies granted Bank under this Agreement or any related loan document. The foregoing indemnity provisions shall survive the cancellation of this Agreement as to all matters arising or accruing prior to such cancellation and the foregoing indemnity shall survive in the event that Bank elects to exercise any of the remedies as provided under this Agreement following default hereunder. Borrower's indemnity obligations under this section shall not in any way be affected by the presence or absence of covering insurance, or by the amount of such insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under any insurance policy or policies affecting the Borrower's business activities. Should any claim, action or proceeding be made or brought against Bank by reason of any event as to which Borrower's indemnification obligations apply, then, upon Bank's demand, Borrower, at its sole cost and expense, shall defend such claim, action or proceeding in Borrower's name, if necessary, by the attorneys for Borrower's insurance carrier (if such claim, action or proceeding is covered by insurance), or otherwise by such attorneys as Bank shall approve. Bank may also engage its own attorneys at its reasonable discretion to defend Borrower and to assist in its defense and Borrower agrees to pay the fees and disbursements of such attorneys.

     SECTION 7.12. NO WAIVER BY BANK. Bank shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Bank. No delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver by Bank of a provision of this Agreement shall not prejudice or constitute a waiver of Bank's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Bank, nor any course of dealing between Bank and Borrower, or between Bank and any Grantor, shall constitute a waiver of any of Bank's rights or of any of Borrower's or any Grantor's obligations as to any future transactions.

     SECTION 7.13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Mexico.

BORROWER ACKNOWLEDGES THAT IT IS AWARE OF THE PROVISIONS OF SECTION 58-6-5 OF THE NEW MEXICO STATUTES WHICH PROVIDES THAT A CONTRACT, PROMISE OR COMMITMENT TO LOAN MONEY OR TO GRANT, EXTEND OR RENEW CREDIT OR ANY MODIFICATION THEREOF, IN AN AMOUNT GREATER THAN $25,000, NOT PRIMARILY FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES, MADE BY A FINANCIAL INSTITUTION SHALL NOT BE ENFORCEABLE UNLESS IN WRITING AND SIGNED BY THE PARTY TO BE CHARGED OR THAT PARTY'S AUTHORIZED REPRESENTATIVE.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

AMREP SOUTHWEST, INC.


By:  /s/ James H. Wall
    --------------------------------------
    James H. Wall, President

COMPASS BANK


By:  /s/ Ron D. Smith
    --------------------------------------
    Ron D. Smith, President


                           [ REMAINDER OF PAGE BLANK ]